UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

MOLECULAR DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27316	94-2914362
(Commission File Number)	(IRS Employer Identification No.)

1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 747-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, Molecular Devices Corporation (the “Company”) appointed Steven Davenport as its Vice President, European Operations. The Company entered into a letter agreement with Mr. Davenport on January 22, 2002. The letter agreement sets forth Mr. Davenport’s initial base salary of £85,000 Pounds Sterling per annum. Mr. Davenport is also eligible to participate in the Company’s bonus plan. Mr. Davenport received a bonus of £7,500 Pounds Sterling on March 7, 2002, his start date with the Company, and another £7,500 Pounds Sterling after he completed six months of satisfactory performance. Pursuant to this letter agreement, Mr. Davenport also received a stock option to acquire 20,000 shares of the Company’s common stock, which continues to vest in accordance with the Company’s vesting schedule over a period of four years, and is subject to the provisions of the Company’s 2001 Stock Option Plan.

On February 16, 2005, the Company appointed Jan Hughes as its Vice President, Marketing. The Company entered into a letter agreement with Mr. Hughes on August 25, 2003 whereby Mr. Hughes was appointed Director, IonWorks Product Development, effective September 15, 2003. The letter agreement sets forth Mr. Hughes’ initial base salary of $130,000 per annum. Pursuant to this letter agreement, Mr. Hughes received a stock option to acquire 5,000 shares of the Company’s common stock, which continues to vest in accordance with the Company’s vesting schedule over a period of four years, and is subject to the provisions of the Company’s 1995 Stock Option Plan.

The Company entered into a subsequent letter agreement with Mr. Hughes on February 26, 2004 whereby Mr. Hughes was promoted to Vice President, IonWorks Product Development, effective March 1, 2004. The subsequent letter agreement sets forth Mr. Hughes’ initial base salary of $180,000 per annum. Pursuant to the subsequent letter agreement, Mr. Hughes is also eligible to participate in the Company’s bonus plan, and $20,000 of his 2004 bonus was guaranteed provided he remained employed through December 31, 2004. Mr. Hughes received a stock option to acquire 15,000 shares of the Company’s common stock, which continues to vest in accordance with the Company’s vesting schedule over a period of four years, and is subject to the provisions of the Company’s 1995 Stock Option Plan.

The above descriptions of Mr. Davenport’s letter agreement and Mr. Hughes’ letter agreements are summaries of the material terms of such agreements and do not purport to be complete, and are qualified in their entirety by reference to such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

On February 16, 2005, the Board of Directors of the Company (the “Board”) awarded cash bonuses and stock option grants to each of the following executive officers in the amounts as set forth below. The Board also approved 2005 annual salaries, effective March 1, 2005, for each of the following executive officers in the amounts as set forth below.

			Stock Option
			Grant	2005 Annual
Officer	Title	Bonus Awarded	(Shares)	Salary
Steven Davenport	Vice President,	GBP 55,047	20,000	GBP 96,200
	European Operations
Alan Finkel	Senior Vice	AUD 80,250	—	AUD 321,000
	President, Chief
	Technology Officer
Timothy A. Harkness	Vice President,	USD 234,750	32,500	USD 288,750
	Finance, Chief
	Financial Officer
Jan Hughes	Vice President,	USD 103,000	25,000	USD 200,000
	Marketing
Gillian M.K. Humphries, Ph.D.	Vice President,	USD 50,000	10,000	USD 100,000
	Strategic Affairs
Joseph D. Keegan, Ph.D.	President, Chief	USD 645,000	52,500	USD 420,000
	Executive Officer
Robert J. Murray	Vice President,	USD 125,780	20,000	USD 216,275
	Operations
Thomas J. O’Lenic	Vice President,	USD 140,280	25,000	USD 210,080
	North American
	Sales and Service
Patricia C. Sharp	Vice President,	USD 125,780	25,000	USD 216,275
	Human Resources
J. Richard Sportsman, Ph.D.	Vice President,	USD 97,920	20,000	USD 187,063
	Assay and Reagent
	Research and
	Development

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULAR DEVICES CORPORATION
Dated: February 23, 2005	By:	/s/ Joseph D. Keegan, Ph.D.
Joseph D. Keegan, Ph.D.
President and Chief Executive Officer